Exhibit 99.1

SIRIUSXM ANNOUNCES PRICING TERMS OF CASH TENDER OFFER FOR ANY AND ALL OUTSTANDING 3.125% SENIOR NOTES DUE 2026

NEW YORK, March 4, 2026 – Sirius XM Holdings Inc. (NASDAQ: SIRI) (“SiriusXM”) announced today the pricing terms of the previously announced cash tender offer (the “Offer”) by its subsidiary, Sirius XM Radio LLC (the “Offeror”), to purchase any and all of the Offeror’s outstanding 3.125% Senior Notes due 2026 (the “Notes”). The Offer is made pursuant to an Offer to Purchase and a related Notice of Guaranteed Delivery, each dated February 26, 2026, which set forth the complete terms and conditions of the Offer.

Certain information regarding the Notes and the terms of the Offer is summarized in the table below.

Issuer	Title of Security	CUSIP Numbers(2)	Principal Amount Outstanding	U.S. Treasury Reference Security	Reference Yield	Bloomberg Reference Page	Fixed Spread (basis points)	Purchase Price per $1,000 Principal Amount of Notes
Sirius XM Radio LLC	3.125% Senior Notes due 2026(1)	82967NBL1, U82764AU2 and 82967NBN7	$1,000,000,000	0.750% U.S. Treasury due 08/31/2026	4.242%	FIT 3	+50 bps	$994.64

(1)	The Notes are currently callable at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest and mature on September 1, 2026.

(2)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

The purchase price for each $1,000 principal amount of Notes validly tendered (the “Purchase Price”), and not validly withdrawn, and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer to Purchase by reference to the fixed spread specified above, plus the yield to maturity based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT 3 series of pages at 10:00 a.m., New York City time, on March 4, 2026, the date on which the Offer is currently scheduled to expire. The Purchase Price was calculated based on a yield to September 1, 2026, the maturity date of the Notes, as described in the Offer to Purchase.

In addition to the Purchase Price, holders whose Notes are purchased pursuant to the Offer will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the initial payment date for the Offer, which is expected to be March 5, 2026, assuming the Offer is not extended or earlier terminated. The payment date for any Notes tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase is expected to be March 9, 2026, assuming the Offer is not extended or earlier terminated.

The Offer is scheduled to expire at 5:00 p.m., New York City time, on March 4, 2026, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Tendered Notes may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) if the Offer is extended, the tenth business day after commencement of the Offer, and (ii) after the 60th business day after the commencement of the Offer, if for any reason the Offer has not been consummated within 60 business days after commencement. Holders of Notes must validly tender and not validly withdraw their Notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their Notes. Guaranteed deliveries will expire at 5:00 p.m., New York City time, on March 6, 2026, unless the Expiration Time is extended.

There can be no assurance that any Notes will be purchased. The Offer is conditioned upon the satisfaction of certain conditions as set forth in the Offer to Purchase. The Offer is not conditioned on any minimum amount of Notes being tendered. The Offeror expects to pay for the Notes purchased in the Offer with the proceeds from the contemporaneous senior notes offering and cash on the balance sheet.

To the extent the Offer is completed but the Offeror purchases less than all of the Notes in the Offer, the Offeror intends to, on or shortly before or after the initial payment date for the Offer, (i) issue a notice of redemption to redeem, with a portion of the net proceeds from such senior notes offering together with cash on hand, if needed, any Notes that remain outstanding in accordance with the terms of the indenture governing the Notes, (ii) satisfy and discharge its obligations under the Notes and the indenture governing the Notes by depositing with the trustee for the Notes, in trust, solely for the benefit of the holders of the Notes, money or U.S. government obligations, in such amounts as would be sufficient to pay the principal of and interest on, the Notes to the redemption date or the maturity date, or (iii) pursue any combination of the foregoing. This press release does not constitute a notice of redemption or an offer to purchase the Notes not purchased in the Offer.

The Offer may be amended, extended, terminated or withdrawn in the Offeror’s sole discretion. There is no assurance that the Offer will be subscribed for in any amount.

The Offeror has retained Citigroup Global Markets Inc. to serve as the exclusive dealer manager for the Offer and Kroll Issuer Services (US) to serve as the tender agent and information agent for the Offer. Questions regarding the terms of the Offer may be directed to Citigroup Global Markets Inc. by calling 800-558-3745 (toll-free) or 212-723-6106 (collect). Requests for documents should be directed to Kroll Issuer Services (US) by calling (347) 225-0431 (toll-free in the US and Canada) or (888) 507-6507 (international) or emailing siriusxm@is.kroll.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://deals.is.kroll.com/SiriusXM.

None of SiriusXM, the Offeror, the dealer manager, the depositary, the tender agent nor the information agent (or their respective affiliates, directors, employees, agents or attorneys) is acting for any holder, makes any recommendation (or has authorized any person to make such recommendation) to any holder whether to tender or refrain from tendering any or all such holder’s Notes or will be responsible to any holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Tender Offer. Holders are urged to carefully evaluate all information in the offer documents, consult their own investment, tax, accounting and legal advisors and make their own decisions whether to tender notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes or any other securities. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Sirius XM Holdings Inc.

SiriusXM is a leading audio entertainment company in North America with a portfolio of audio businesses including its flagship subscription entertainment service SiriusXM; the ad-supported and premium music streaming services of Pandora; an expansive podcast network; and a suite of business and advertising solutions. Reaching a combined monthly audience of approximately 170 million listeners, SiriusXM offers a broad range of content for listeners everywhere they tune in with a diverse mix of live, on-demand, and curated programming across music, talk, news, and sports.

Forward-Looking Statements

This communication contains “forward-looking statements.” Such statements include, but are not limited to, statements about the expected timing of the senior notes offering and the Offer and the intended use of proceeds from the senior notes offering. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: Risks Relating to our Business and Operations: We face substantial competition, and that competition has increased over time; our SiriusXM service has suffered a loss of subscribers, and our Pandora ad-supported service has similarly experienced a loss of monthly active users; if our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, are not successful, our business will be adversely affected; we engage in extensive marketing efforts and the continued effectiveness of those efforts is an important part of our business; we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business; failure to successfully monetize and generate revenues from podcasts and other non-music content could adversely affect our business, operating results, and financial condition; we may not realize the benefits of acquisitions or other strategic investments and initiatives; and the impact of economic conditions may adversely affect our business, operating results, and financial condition. Risks Relating to our SiriusXM Business: Changing consumer behavior and new technologies relating to our satellite radio business may reduce our subscribers and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us; a substantial number of our SiriusXM service subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers; our ability to profitably attract and retain subscribers to our SiriusXM service is uncertain; our business depends in part upon the auto industry; failure of our satellites would significantly damage our business; and our SiriusXM service may experience harmful interference from wireless operations. Risks Relating to our Pandora and Off-platform Business: Our Pandora and Off-platform business generates a significant portion of its revenues from advertising, and reduced spending by advertisers could harm our business; emerging industry trends may adversely impact our ability to generate revenue from advertising; our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business; if we are unable to maintain our advertising revenue, our results of operations will be adversely affected; changes to mobile operating systems and browsers may hinder our ability to sell advertising and market our services; and if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners. Risks Relating to Laws and Governmental Regulations: Privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities; consumer protection laws and our failure to comply with them could damage our business; failure to comply with FCC requirements could damage our business; we may face lawsuits, incur liability or suffer reputational harm as a result of content published or made available through our services; and increasing interest and expectations regarding sustainable business practices by our various stakeholders and related reporting obligations may expose us to potential liabilities, increased costs, reputational harm, and other adverse effects. Risks Associated with Data and Cybersecurity and the Protection of Consumer Information: If we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer; we use artificial intelligence in our business, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability and adversely affect our results of operations; and interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business. Risks Associated with Certain Intellectual Property Rights: Rapid technological and industry changes and new entrants could adversely impact our services; the market for music rights is changing and is subject to significant uncertainties; our Pandora services depend upon maintaining complex licenses with copyright owners, and these licenses contain onerous terms; failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results; and some of our services and technologies use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses. Risks Related to our Capital Structure: While we currently pay a quarterly cash dividend to holders of our common stock, we may change our dividend policy at any time; our holding company structure could restrict access to funds of our subsidiaries that may be needed to pay third party obligations; we have significant indebtedness, and our subsidiaries’ debt contains certain covenants that restrict their operations; and our ability to incur additional indebtedness to fund our operations could be limited, which could negatively impact our operations. Other Operational Risks: If we are unable to attract and retain qualified personnel, our business could be harmed; our facilities could be damaged by natural catastrophes or terrorist activities; the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition; we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; and our business and prospects depend on the strength of our brands.

Additional factors that could cause material differences from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2025, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Investor Contact:

Investor.Relations@siriusxm.com

Media Contact:

Maggie Mitchell

Maggie.Mitchell@siriusxm.com